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                                                                    EXHIBIT 10.1



                              RETENTION AGREEMENT



This Retention Agreement (this "Agreement"), dated and effective as of the 1st day of December, 1997 is by and between Siena Holdings, Inc., a Delaware corporation ("Company"), and John P. Kneafsey, an individual residing in Phoenix, Maryland, ("Officer").


In consideration of the mutual covenants set forth herein, Company and Officer, intending to be legally bound, hereby agree as follows:


1. Relationship. Company hereby retains Officer, and Officer hereby accepts such retention, upon the terms and conditions set forth in this Agreement. Such retention relationship shall continue for the stated term of this Agreement, as described in Section 7 hereof, or until the earlier termination of such relationship and this Agreement pursuant to Section 5 hereof.

2. Position and Responsibilities of Officer. Officer shall be retained as the Chief Executive Officer of Company and shall be stationed in Maryland or such other locations which during the term of this Agreement, may be designated by Company and approved by Officer. Officer shall devote approximately one-half of his business time and attention to the business of Company. Officer shall make himself available in person to render services on a regular basis equivalent to four days a week, allowing for reasonable and customary vacations and taking into account the nature of the services required; and provided that Officer shall be required to render no less than 20 hours per week on average. Officer, shall, subject to the supervision, direction and control of the Board of Directors of Company (the "Board") and the provisions of the Certificate of Incorporation, as amended from time to time in accordance with the provisions thereof, and Bylaws, as amended from time to time in accordance with the provisions thereof, of Company, manage, supervise and control such business, and shall devote his best efforts to the faithful performance of his duties on behalf of Company; provided, however, that it is the understanding of parties that Officer shall be entitled to engage in other business, professional and fiduciary obligations, including but not limited to those currently being pursued by Officer to the extent that such interests and obligations do no materially interfere with Officer's performance of his duties for Company. Officer's duties shall generally be those assigned to and customarily performed by the Chief Executive Officer of a company and shall include, specifically without limitation, management of Siena Housing Management operations, LLG Lands real estate, provision of information to trustee of the certain litigation trust("Litigation Trustee")created pursuant to the Second Amended Joint Chapter 11 Plan of Lomas Financial Corporation, Lomas Information Systems, Inc. and Lomas Administrative Services, Inc.("Plan") and post-confirmation creditor's committee as authorized in the confirmation order to the Plan to

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         execute the terms of the Plan, maintenance of existing records, and general supervision of the corporate and legal affairs of the Company and the LFC Creditors Trust while the Company is Trustee.

3. Compensation. As approved by the Board of Directors in its meeting of November 24, 1997; for all services rendered by Officer pursuant to this Agreement, Company shall pay to Officer, and Officer shall accept as full compensation hereunder, the following:

                  (A) Retainer. Officer shall receive a monthly retainer of not less than $10,666.67, with such adjustments thereto as may be determined by the Board in its sole discretion. If Officer's base annual retainer is increased at any time, it shall not thereafter be decreased during the term of this Agreement, unless such decrease is the result of a general reduction affecting the base salaries of all other executive officers of the Company.

                  (B) Bonus. Such bonuses to be paid as part of the deal-maker portion of the incentive plan which will pay a percentage of the deal value established by the Board of Directors or the appreciated value above the fair market value of the asset; which, as a result of the fresh start adjustments is the same as book value on June 30, 1997. Officer shall be paid 6% of the gross appreciation value above book value or 6% of the deal value, upon the close of such transaction. Such bonus provision shall apply to the Company and its subsidiaries and shall be applied to the Company's results as Trustee of the LFC Creditors Trust.

                  (C) Stock Options. Officer shall receive 271,750 non-qualified stock options which will vest at a rate of 20% per 12 months of service. Upon the event of any change-in-control of the Company the stock options shall be 100% vested. The Board of Directors may from time to time grant additional stock options or other forms of long-term incentive compensation arrangements to the Officer. The privilege to participate in these grants is at the discretion of the Board of Directors and the stipulations regarding the granting of these awards and their exercise by the Officer will be defined in separate agreements or in other plans or actions of the Board of Directors.

                  (D) Insurance. Company will provide Officer with coverage under a customary insurance policy with respect to certain errors, omission and acts of directors and officers as supplied to the Board of Directors. Failure to provide such a policy shall constitute constructive termination of Officer by Company and shall entitle Officer to a termination payment in accordance with paragraph 6.

4. Reimbursement of Expense. Officer shall be entitled to reimbursement for reasonable expenses incurred by Officer in the course of rendering services to Company under this agreement.

5. Termination. The Retention relationship between Officer and Company created hereunder shall terminate before the expiration of the stated term of this Agreement upon the occurrence of any of the following events:

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         (a)      Termination for Cause. The following events, which for
                  purposes of this Agreement shall constitute "cause" for termination:

                  (i) the willful breach by Officer of any provision of Sections 1 or 2 (including but not limited to a refusal to follow lawful directives of the Board);

                  (ii) any act of fraud or dishonesty by Officer with respect to any aspect of Company's business;

                  (iii) the illegal use of drugs by Officer during the term of this Agreement that, in the determination of the Board, substantially interferes with Company's business;

                  (iv) substantial failure of performance by Officer, which is repeated or continued after written notice to Officer of such failure, and which is reasonably determined by the Board to be materially injurious to the business or interests of Company;

                  (v) conviction of Officer by a court of competent jurisdiction of a felony or of a crime involving moral turpitude; or

                  (vi) death of Officer or disability because of injury, illness, or other incapacity (physical or mental) which for more than 90 days renders Officer incapable of performing the essential functions of the position contemplated by the Agreement herein.

Any notice of discharge shall describe with reasonable specificity the cause of causes for the termination of Officer's retention, as well as the effective date of the termination (which effective date may be the date of such notice). If Company terminates Officer's retention for any of the reasons set forth above in this Section 5(a), Company shall have no further obligations hereunder from and after the effective date of termination (other than as set forth below) and shall have all other rights and remedies available under this or any other agreement and at law or in equity.

                  (b) Voluntary Termination. Officer provides 60 days written notice to Company of his intent to terminate the retention relationship with Company. Company retains the right after proper notice of Officer's voluntary termination to require Officer to cease retention immediately; however, in such event, Company shall remain obligated to pay Officer his retention payment during the 60-day notice period.

6.       Compensation Upon Termination.

                  (a) General. Upon the termination of Officer's retention under this Agreement before the expiration of the stated term hereof for any reason, Officer shall be entitled to the compensation earned by him before the effective date of termination, as provided in Section

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         3 hereof, prorated on the basis of the number of full days of service rendered by Officer during the month to the effective date of termination. Upon the event of any termination pursuant to this section the Company the stock options identified above shall be 100% vested.

                  (b) Termination Payment. If such termination is the result of the discharge of Officer by Company for any reason other than cause (as defined in Section 5(a) hereof), then Officer shall be entitled to receive on the effective date of termination as a termination payment an amount equal to the retention payment (excluding bonuses) that Officer would have received for the next 12 months following termination adjusted up to take into consideration taxes that would have to paid on the Termination Payment. For the purpose of determining the amount of such termination payment, "retention payment" shall be deemed to be the average level of Officer's retention payment that is established in accordance with Section 3(a) hereof for the 90 day period ending on the effective date of termination. On the last day of service, the termination contemplated herein shall be paid in cash on the date of expiration or the termination. If Officer's retention hereunder terminates because of the death of the Officer, all amounts that are due to him under the terms of this Agreement shall be paid to his administrators, personal representatives, heirs and legatees, as may be appropriate.

                  (c) Termination For Cause or Voluntary Termination. If the retention relationship hereunder is terminated by Company for cause or voluntarily by Officer, Officer shall not be entitled to any termination payment, other than pursuant to the terms of paragraph 3.

                  (d) Survival. The provisions of Section 6 hereof shall survive the termination of the retention relationship hereunder and this Agreement to the extent necessary or reasonably appropriate to effect the intent of the parties hereto as expressed in such provisions.

7. Term. The stated term of this Agreement and the retention relationship created hereunder shall be and remain in effect for a period of five years from the date hereof. The Board, upon notice to Officer not less that 60 days prior to the expiration of the term of this Agreement shall have the option to extend this Agreement for successive 6 month periods under terms and retention payment to be mutually agreed to by Company and Officer unless this Agreement is sooner terminated in accordance with Section 5 hereof.

8. Relocation Expense. In the event that the corporate office of the Company is moved at the direction of the Board to a location which is more that 100 miles away from Maryland, and as a result and in order to be able to effectively perform his services hereunder, Officer relocates to the vicinity of such relocation, Company shall reimburse Officer for all of his reasonable and documented relocation expenses.

9. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of the provisions of this Agreement and to exercise all other rights existing in its favor. The parties hereto

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         agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

10. Attorney's Fees. If any action at law or equity, including any action for declaratory or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the non-prevailing party, which fees may be set by the court in the trial of such action, or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

11. Assignment. This Agreement is personal to Officer and may not be assigned in any way by Officer without the prior written consent of Company. This Agreement shall not be assignable or delegated by Company. Nothwithstanding the preceding sentence, this Agreement may be assigned or delegated by Company to any subsidiary of Company. The rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the heirs, legatees, administrators and personal representatives of Officer and upon the successors, representatives and assigns of Company.

12. Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its termination.

13. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other address as shall be specified by the parties by like notice:

                  If to Company:       Siena Holdings, Inc.
                                       717 N. Harwood Street, Suite 1110
                                       Dallas, Texas 75201

                  If to Officer:       John P. Kneafsey
                                       12 Lochwynd Court
                                       Phoenix, Maryland 21131-1210

Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on

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the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

14. Further Actions. Whether or not specifically required under the terms of this Agreement, each party hereto shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of his or its obligations specified herein or reasonably implied from the terms hereof.

15. GOVERNING LAW AND VENUE. THIS AGREEMENT IS MADE IN THE STATE OF TEXAS, AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF SAID STATE.

16. Arbitration. Except for matters involving suits requesting injunctive relief, any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled by arbitration. The parties hereto agree that any such controversy shall be submitted to three arbitrators in accordance with the Rules of Commercial Arbitration of the American Arbitration Association. The arbitrators shall be governed by and shall apply the substantive law of the State of Texas in making their determination, and their ruling shall be binding and conclusive upon the parties hereto. All arbitrations (should any be required) shall occur in Texas.

17. Entire Agreement and Amendment. This Agreement contains the entire understanding and agreement between the parties, and supersedes any other agreement between Officer and Company, whether oral or in writing, with respect to the subject matter hereof. This Agreement may not be altered, amended, or rescinded, nor may any of its provisions be waived, except by an instrument in writing signed by both parties hereto or, in the case of an asserted waiver, by the party against whom the waiver is sought to be enforced.


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18.      Counterparts. This Agreement may be executed in counterparts, with the same effect as if both parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Company:
Siena Holdings, Inc.


By:
   ---------------------------------
   Name: W. Joseph Dryer
   Title:    President


Officer:


------------------------------------
John P. Kneafsey


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